Exhibit 23.10

MAYER HOFFMAN MCCANN PC

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our independent auditors’ report dated September 27, 2007, on the consolidated financial statements of The Clarity Group, Inc. and Affiliate as of December 31, 2006 and 2005 and for each of the two years in the period ended December 31, 2006 (and all references to our Firm) included in or made a part of this Registration Statement on Form SB-2.

/s/ Mayer Hoffman McCann PC

Mayer Hoffman McCann PC
January 8, 2008